Exhibit 4.358

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 135699 dated September 16, 2015

For Rendering

telematic services

This License is granted to

Limited Liability Company

Oblachny Retail

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1146316008618

Tax Identification Number (TIN)

6316202773

Location address (place of residence):

75, Narimanova prospect, Ulyanovsk, Ulyanovsk region, 432030

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until September 16, 2020.

This License is granted by decision of the licensing body - Order dated September 16, 2015 No. 609-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296